Exhibit 99.1

Index to Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Genworth Financial Mortgage Insurance Pty Ltd.:

We have audited the accompanying statements of financial position of Genworth Financial Mortgage Insurance Pty Ltd. as of December 31, 2005 and 2004, and the related statements of earnings, changes in stockholder’s equity, and cash flows for each of the years in the three year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

KPMG

Sydney, Australia

December 22, 2006

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENT OF EARNINGS

(US Dollar amounts in thousands)

	Years ended December 31,
	2005	2004	2003
Revenues:
Premiums earned	$149,085	$119,640	$85,572
Net investment income	58,245	44,962	32,251
Net realized investment gains (losses)	(1,643)	1,522	328
Other income	2,208	2,212	826

Total revenues	207,895	168,336	118,977

Losses and expenses:
Losses and loss adjustment expenses	18,689	19,212	(4,696)
Acquisition and operating expenses, net of deferrals	28,642	21,745	17,981
Amortization of deferred acquisition costs	7,981	5,242	3,724

Total losses and expenses	55,312	46,199	17,009

Earnings before income taxes	152,583	122,137	101,968
Provision for income taxes	46,482	36,599	30,017

Net earnings	$106,101	$85,538	$71,951

See Notes to Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENT OF FINANCIAL POSITION

(US Dollar amounts in thousands, except share amounts)

	December 31,
	2005	2004
Assets
Fixed maturity securities available-for-sale, at estimated fair value	$967,950	$793,456
Cash and cash equivalents	139,452	112,467
Accrued investment income	17,718	14,512
Prepaid reinsurance premium	3,123	6,212
Deferred acquisition costs	29,663	23,141
Goodwill	5,610	5,708
Deferred tax assets, net	643	1,872
Other assets	18,774	17,079

Total assets	$1,182,933	$974,447

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$33,198	$23,732
Unearned premiums	567,739	474,131
Related party payables	1,005	15
Income tax liability	44,309	20,797
Other liabilities and accrued expenses	19,292	30,131

Total liabilities	665,543	548,806

Stockholder’s equity:
Ordinary shares—No par value; 1,066,558,500 shares authorized and issued as of December 31, 2005 and 2004	—	—
Additional paid in capital	292,610	292,610

Accumulated other comprehensive income:
Net unrealized investment (losses) gains	(1,132)	3,294
Foreign currency translation adjustments	49,571	59,497

Total accumulated other comprehensive income	48,439	62,791
Retained earnings	176,341	70,240

Total stockholder’s equity	517,390	425,641

Total liabilities and stockholder’s equity	$1,182,933	$974,447

See Notes to Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

(US Dollar amounts in thousands)

	Additional paid in capital	Accumulated other comprehensive income/(loss)	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2003	$118,418	$(4,561)	$77,830	$191,687
Comprehensive income:
Net earnings	—	—	71,951	71,951
Net unrealized losses on investment securities	—	(4,903)	—	(4,903)
Foreign currency translation adjustments	—	57,950	—	57,950

Total comprehensive income				124,998
Capital contribution	6,043	—	—	6,043

Balances as of December 31, 2003	124,461	48,486	149,781	322,728

Comprehensive income:
Net earnings	—	—	85,538	85,538
Net unrealized gains on investment securities	—	5,885	—	5,885
Foreign currency translation adjustments	—	8,420	—	8,420

Total comprehensive income				99,843
Capital contribution	3,044	—	—	3,044
Transactions related to corporate reorganization	165,105	—	(165,079)	26

Balances as of December 31, 2004	292,610	62,791	70,240	425,641

Comprehensive income:
Net earnings	—	—	106,101	106,101
Net unrealized losses on investment securities	—	(4,426)	—	(4,426)
Foreign currency translation adjustments	—	(9,926)	—	(9,926)

Total comprehensive income				91,749

Balances as of December 31, 2005	$292,610	$48,439	$176,341	$517,390

See Notes to Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENT OF CASH FLOWS

(US Dollar amounts in thousands)

	Years ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net earnings	$106,101	$85,538	$71,951
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization of investment discounts and premiums	9,034	12,369	6,734
Net realized investment losses (gains)	1,643	(1,522)	(328)
Acquisition costs deferred	(15,040)	(13,548)	(7,156)
Amortization of deferred acquisition costs	7,981	5,242	3,724
Deferred income taxes	1,722	16	332
Corporate overhead allocation	—	2,854	2,109
Change in certain assets and liabilities:
Accrued investment income and other assets	(2,520)	3,386	(15,746)
Reserve for losses and loss adjustment expenses	9,662	14,912	(6,279)
Unearned premium	104,610	70,045	79,314
Other liabilities	16,230	2,233	(6,950)

Net cash from operating activities	239,423	181,525	127,705

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturities	161,926	87,285	52,013
Proceeds from sales of fixed maturities	162,069	242,162	72,945
Purchases of fixed maturities	(533,511)	(485,386)	(214,986)

Net cash from investing activities	(209,516)	(155,939)	(90,028)

Cash flows from financing activities:
Capital contribution received	—	1,118	6,043

Net cash from financing activities	—	1,118	6,043
Effect of exchange rate changes on cash and cash equivalents	(2,922)	1,539	22,241

Net change in cash and cash equivalents	26,985	28,243	65,961

Cash and cash equivalents at beginning of year	112,467	84,224	18,263

Cash and cash equivalents at end of year	$139,452	$112,467	$84,224

See Notes to Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2005, 2004 and 2003

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or “the Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

Genworth was formed in preparation for the corporate reorganization of certain insurance and related subsidiaries of the General Electric Company (“GE”) and an initial public offering of Genworth common stock, completed on May 28, 2004 (“IPO”). As part of that corporate reorganization, Genworth Mortgage was party to a transfer agreement whereby it acquired all of the insurance assets and liabilities of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and GE Mortgage Insurance Pty Ltd (“Predecessor Companies”) following the approval of an application, by the Company, to the Federal Court of Australia in February 2004. The assets and liabilities were accounted for at book value as transfers between entities under common control.

The financial statements are presented in U.S. dollars. They include the consolidated financial statements for the Predecessor Companies for the year ended December 31, 2003 and the three months ended March 31, 2004 prior to the transfer of the business to Genworth Mortgage. In relation to the Predecessor Companies, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd was a wholly owned subsidiary of GE Mortgage Insurance Pty Ltd. All intercompany transactions have been eliminated in the consolidated financial statements.

For periods prior to this corporate reorganization, the accompanying financial statements include the accounts of the above named Predecessor Companies. For these periods, we refer to the consolidated Predecessor Companies as the “Predecessor Companies”, unless the context otherwise requires.

For periods subsequent to the reorganization, the accompanying financial statements include the accounts of Genworth Mortgage, which for these periods we refer to as the “Company” unless the context otherwise requires.

The financial statements have been prepared on the basis of U.S. generally accepted accounting principles (“GAAP”). Preparing financial statements in conformity with GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

(2) Significant Accounting Policies

a) Premiums

Single premium is usually collected from prospective borrowers by the lenders at the time the loan proceeds are advanced, and remitted to Genworth Mortgage as the mortgage insurer. The proceeds are recorded to

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected expiration of risk. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Realized Investment Gains and Losses

Investment income is recognized when earned. Realized investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of realized investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of management fees for services provided by the Company for the management of insurance portfolios held by third party insurance companies. Such services include accounting, claims management, IT systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

d) Fixed Maturity Investments

Investment securities have been designated as available-for-sale and are reported in the Statement of Financial Position at fair value. Values for securities are obtained from external pricing services. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

The Company regularly reviews investment securities for impairment in accordance with its impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security is in an unrealized loss position and whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. Securities that are considered to be other-than-temporarily impaired are recognized as a charge to realized investment gains (losses) in the period in which such determination is made.

e) Cash and Cash Equivalents

Certificates of deposit, money market funds, and other time deposits with original maturities of less than three months are considered cash equivalents in the Statement of Financial Position and Statement of Cash Flows. Items with maturities greater than three months but less than one year at the time of acquisition are short-term investments and are included as part of fixed maturities. As of December 31, 2005 and 2004, short-term investments amounted to $16 million and $28 million, respectively.

f) Deferred Acquisition Costs (DAC)

Acquisition costs include costs, which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Such costs are deferred and amortized ratably over the terms of the underlying policies.

The Company follows Statement of Financial Accounting Standards (SFAS) No.97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

from the Sale of Investments, guidance on the amortization of deferred acquisition costs. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the estimated expiration of risk.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premium plus interest earnings, is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the periods ending December 31, 2005, 2004 and 2003 no charges to income were recorded as a result of DAC recoverability testing.

g) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. A reporting unit is the operating segment, or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the periods ending December 31, 2005, 2004 and 2003, no charges were recorded as a result of goodwill impairment testing.

h) Reinsurance

Premium revenue, benefits, and operating expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

i) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of (a) claims that have been reported to the Company, (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with GAAP, loss reserves are not established for future claims on insured loans that are not currently in default.

Management considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed annually and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for loss and loss adjustment expenses provided.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

j) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are canceled and the premium is non-refundable, then the remaining unearned premium related to each cancelled policy is recognized as earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model is reviewed periodically with any adjustments to the estimates reflected in current period earnings. As a result of the reviews conducted, there was a release of $4 million to earnings in 2004. There was no release in 2003 or 2005.

k) Income Taxes

For periods prior to the corporate reorganization, the predecessor companies were included in the consolidated Australian income tax return of GE Capital Finance Australasia Pty Ltd, an indirect subsidiary of GE, and subject to a tax-sharing arrangement that allocated tax on a separate company basis and provided benefit for current utilization of losses and credits. Intercompany balances under all agreements were settled at least annually.

Effective May 21, 2004, Genworth Mortgage is included in a consolidated Australian income tax return of Genworth with its Australian parent company and, subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits.

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

l) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S dollars (the “reporting currency”) in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities are translated into U.S dollars at the exchange rates in effect at the Statement of Financial Position date or historical rates. Revenues and expenses are translated into U.S dollars at the average rates of exchange prevailing during the year. Translation adjustments arising from this currency re-measurement are reported as a separate component of accumulated other comprehensive income (loss) included in the Statement of Changes in Stockholder’s Equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the statement of earnings.

m) Accounting Pronouncements Recently Adopted

The Company adopted FASB Interpretation 46 (“FIN 46R”), Consolidation of Variable Interest Entities on July 1, 2003. FIN 46R represents a significant change in accounting principles governing consolidation of off

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

balance sheet arrangements. One of the most common forms of off-balance sheet arrangements is asset securitization. Refer note 13 for details of the Company’s transactions with conduits that are sponsored by third parties. There is no consolidation of those conduits in the financial statements of the Company.

On November 5, 2005, FASB Staff issued FASB Staff Position (“FSP”) Nos. 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP Nos. 115-1 and 124-1”). FSP 115-1 and 124-1 address the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP shall be applied to reporting periods beginning after December 15, 2005. Adoption of FSP Nos. 115-1 and 124-1 did not have a material impact on the Company’s results of operations and financial position.

n) Accounting Pronouncements Not Yet Adopted

In September 2005, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact SOP 05-1 will have on its results of operations and financial position.

As of January 1, 2006 the Company adopted SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”(“SFAS 155”). SFAS 155 amends SFAS No. 133 and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155 (i) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; (ii) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (iii) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (iv) eliminates the prohibition on a qualifying special- purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest. Adoption of SFAS 155 did not have a material impact on the Company’s financial statements.

In July 2006, FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes was issued. This guidance clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. Additionally, it applies to the recognition and measurement of income tax uncertainties resulting from a purchase business combination. This guidance is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact FIN No. 48 will have on our consolidated results of operations and financial position.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

(3) Investments

(a) Net Investment Income

For the years ended December 31, sources of net investment income are as follows:

(US Dollar amounts in thousands)	2005	2004	2003
Fixed maturities	$56,691	$43,482	$32,428
Cash and cash equivalents	2,847	2,506	457

Gross investment income before expenses and fees	59,538	45,988	32,885
Expenses and fees	(1,293)	(1,026)	(634)

Net investment income	$58,245	$44,962	$32,251

(b) Realized Investment Gains (Losses)

For the years ended December 31, gross realized investment gains and losses resulting from the sales of fixed maturity securities are as follows:

(US Dollar amounts in thousands)	2005	2004	2003
Gross realized investment:
Gains on disposition	$112	$2,709	$462
Losses on disposition	(1,755)	(1,187)	(134)

Net realized investment gains (losses)	$(1,643)	$1,522	$328

(c) Unrealized Gains (Losses)

Net unrealized gains (losses) on investment securities classified as available for sale are reduced by deferred income taxes that would have resulted had such gains and losses been realized. Net unrealized gains (losses) on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income as of December 31, are summarized as follows:

(US Dollar amounts in thousands)	2005	2004	2003
Net unrealized gains (losses) on available-for-sale investment securities:
Fixed maturities	$(1618)	$4,705	$(3,702)
Deferred income taxes	486	(1,411)	1,111

Net unrealized gains (losses) on available-for-sale investment securities	$(1,132)	$3,294	$(2,591)

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

The net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income for the years ended December 31, are as follows:

(US Dollar amounts in thousands)	2005	2004	2003
Net unrealized gains (losses) on available-for-sale investment securities as of January 1	$3,294	$(2,591)	$2,312

Unrealized gains (losses) on investments arising during the period:
Unrealized gains (losses) on investment securities	(7,966)	9,929	(6,678)
Provision for deferred taxes	2,390	(2,979)	2,005

Change in unrealized gains (losses) on investments	(5,576)	6,950	(4,673)
Reclassification adjustments to net realized investment gains (losses) net of deferred taxes of $(493), $457 and $98	1,150	(1,065)	(230)

Net unrealized gains (losses) on investment securities as of December 31	$(1,132)	$3,294	$(2,591)

(d) Fixed Maturities

As of December 31, 2005 and 2004, the amortized cost or cost, gross unrealized gains and losses, and estimated fair value of our fixed maturities classified as available-for-sale are as follows:

2005	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US Dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$14,712	$111	$(12)	$14,811
Corporate—US.	114,408	30	(440)	113,998
Corporate—non U.S.	840,448	3,339	(4,646)	839,141

Total available-for-sale securities	$969,568	$3,480	$(5,098)	$967,950

2004	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US Dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$121,327	$121	$(1,611)	$119,837
Corporate—US.	25,152	171	—	25,323
Corporate—non U.S.	642,272	8,427	(2,403)	648,296

Total available-for-sale securities	$788,751	$8,719	$(4,014)	$793,456

For fixed maturities, an impairment charge is recognized in earnings in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based upon underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. Impairment charges are measured as the difference between the book value of a security and its fair value. There were no impairment charges during the years ended December 31, 2005, 2004 and 2003.

We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, we sell securities in the ordinary course of managing our portfolio to meet diversification, credit quality,

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

yield and liquidity requirements. The aggregate fair value of securities sold at a loss during twelve months ended December 31, 2005 was $159 million, which was 98.9% of book value.

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

	Less Than 12 Months			12 Months or More
2005	Estimated fair value	Gross unrealized losses	# of securities	Estimated fair value	Gross unrealized losses	# of securities
(US Dollar amounts in thousands)
Description of Securities
Fixed maturities:
Government—non U.S.	$706	$(12)	1	$—	$—	—
Corporate—US	99,845	(440)	7	—	—	—
Corporate—non U.S.	517,828	(2,570)	51	149,395	(2,076)	23

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

% Below cost—fixed maturities:
<20% Below cost	$618,379	$(3,022)	59	$149,395	$(2,076)	23
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

Investment grade	$618,379	$(3,022)	59	$149,395	$(2,076)	23
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

The investment securities in an unrealized loss position as of December 31, 2005 consist of 82 securities with gross unrealized losses of $5 million. Of these unrealized losses 100% are investment grade (rated AAA through BBB-) and 100% are less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates.

As these investments are expected to continue to perform as to their original contractual terms and the Company has the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investment, which may be maturity, it does not consider these investments to be other-than-temporarily impaired at December 31, 2005.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2004:

	Less Than 12 Months			12 Months or more
2004	Estimated fair value	Gross unrealized losses	# of securities	Estimated fair value	Gross unrealized losses	# of securities
(US Dollar amounts in thousands)
Description of Securities
Fixed maturities:
Government—non U.S.	$68,426	$(1,385)	2	$45,325	$(226)	1
Corporate—non U.S.	244,994	(2,027)	35	30,596	(376)	3

Total temporarily impaired securities	$313,420	$(3,412)	37	$75,921	$(602)	4

% Below cost—fixed maturities:
<20% Below cost	$313,420	$(3,412)	37	$75,921	$(602)	4
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$313,420	$(3,412)	37	$75,921	$(602)	4

Investment grade	$313,420	$(3,412)	37	$75,921	$(602)	4
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$313,420	$(3,412)	37	$75,921	$(602)	4

The scheduled maturity distribution of fixed maturities as of December 31, 2005 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(US Dollar amounts in thousands)	Amortized cost or cost	Estimated fair value
Due one year or less	$74,415	$74,396
Due after one year through five years	721,049	719,993
Due after five years through ten years	171,752	171,253
Due after ten years	2,352	2,308

Total	$969,568	$967,950

As of December 31, 2005, $150 million of investments are subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

(e) Investment Concentrations

As of December 31, 2005, securities issued by finance and insurance industry groups and foreign state government represented approximately 75% and 20% respectively of the corporate fixed maturities portfolio held by the Company.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

As of December 31, 2005, the Company held $55 million in corporate fixed maturity securities issued by the Australian and New Zealand Banking Group, $80 million issued by the New South Wales Treasury Corporation and $50 million issued by the Queensland Treasury Corporation. These holdings comprised 11%, 15% and 10% of total stockholder’s equity respectively. No other single issuer exceeded 10% of total stockholder’s equity.

(4) Deferred Acquisition Costs

Activity impacting deferred acquisition costs for the years ended December 31:

(US Dollar amounts in thousands)	2005	2004	2003
Unamortized balance as of January 1	$23,141	$14,574	$10,519
Impact of foreign currency translation	(537)	261	623
Costs deferred	15,040	13,548	7,156
Amortization	(7,981)	(5,242)	(3,724)

Unamortized balance as of December 31	$29,663	$23,141	$14,574

(5) Goodwill

There were no additions or impairments to goodwill during the years ending December 31, 2005, 2004 and 2003. The movement in goodwill during the year ended December 31, 2005 arises from adjustments for foreign currency translation.

(6) Reinsurance

The Company has assumed mortgage insurance business from Westpac Banking Corporation. The contract provides reinsurance on the basis of a 30% quota share.

Prior to the corporate reorganization, the predecessor companies were party to excess of loss contracts with an affiliate of GE. In these contracts the predecessor companies ceded business to the affiliate.

After the corporate reorganization, the contracts were transferred to a new reinsurance agreement with Genworth Mortgage Insurance Corporation, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company utilizes reinsurance as a risk management tool but recognizes that reinsurance contracts do not relieve it from its obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, the Company remains liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with Genworth Mortgage Insurance Corporation, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on its results of operations.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:

	Year ended 31 December
(US Dollar amounts in thousands)	2005	2004	2003
Written premium
Direct	$264,137	$190,901	$169,116
Assumed	9,119	5,357	—
Ceded	(16,503)	(5,154)	(8,484)

Net premiums written	$256,753	$191,104	$160,632

Premiums earned
Direct	$167,472	$125,950	$89,802
Assumed	1,174	263	—
Ceded	(19,561)	(6,573)	(4,230)

Net premiums earned	$149,085	$119,640	$85,572

Percentage of amount assumed to net premiums earned	0.8%	0.2%	—%

Losses and loss adjustment expenses
Direct	$18,409	$19,155	$(4,696)
Assumed	280	57	—
Ceded	—	—	—

Net losses and loss adjustment expenses	$18,689	$19,212	$(4,696)

Reinsurance recoveries recognized as a reduction of losses and loss adjustment expenses and reinsurance recoveries recognized as a reduction to changes in the reserve for losses and loss adjustment expenses were not significant during 2005, 2004 and 2003, respectively.

(7) Reserve for losses and loss adjustment expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the years ended December 31:

(US Dollar amounts in thousands)	2005	2004	2003
Balance as of January 1	$23,732	$7,194	$13,004
Incurred related to insured events of:
Current year	22,873	23,615	4,394
Prior years	(4,184)	(4,403)	(9,090)

Total incurred	18,689	19,212	(4,696)
Paid related to insured events of:
Current year	(632)	(129)	(79)
Prior years	(8,395)	(4,171)	(1,504)

Total paid	(9,027)	(4,300)	(1,583)
Foreign currency translation	(196)	1,626	469

Balance as of December 31	$33,198	$23,732	$7,194

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

There were no reinsurance recoveries during the years ended 2005, 2004 and 2003. For each of the three years presented above, the change in prior years incurred liabilities primarily relates to favorable development in claims incurred but not reported. This is due to strong housing appreciation and favorable economic conditions experienced in Australia during the three-year period.

(8) Employee Benefit Plans

It is compulsory for superannuation contributions to be made by the Company to a regulated and complying superannuation fund for all Australian employees. Superannuation funds are defined contribution plans. The minimum required contribution, based on an employee’s salary, which is paid by the Company, is 9% in 2005, 2004 and 2003. Employees may elect to pay additional contributions out of their salary. The default superannuation plan for Australian employees prior to the corporate re-organization was the General Electric Australia Superannuation Plan. The default superannuation plan for Australian employees after the corporate re-organization is the BT Lifetime Super – Employer Plan. Employees may elect for the contributions relating to them to be paid into another plan. The Company has made superannuation payments on behalf of their employees of $0.9 million, $0.6 million and $0.5 million for 2005, 2004 and 2003 respectively.

(9) Income Taxes

The total provision (benefit) for income taxes for the years ended December 31:

(US Dollar amounts in thousands)	2005	2004	2003
Current	$43,452	$36,583	$29,685
Deferred	3,030	16	332

Total provision for income taxes	$46,482	$36,599	$30,017

The reconciliation of the federal statutory tax rate to the effective income tax rate is as follows:

	2005	2004	2003
Australian income tax rate	30.0%	30.0%	30.0%
Increase (reduction) in rate resulting from:
Other, net	0.5	—	(0.6)

Effective rate	30.5%	30.0%	29.4%

The components of the net deferred income tax asset as of December 31 are as follows:

(US Dollar amounts in thousands)	2005	2004
Assets:
Investments	$4,677	$3,083
Reserve for loss adjustment expenses	657	2,127
Accrued expenses	526	406
Other assets	992	2,360

Total deferred income tax assets	6,852	7,976

Liabilities:
Investments	894	1,750
Accrued Investment Income	5,315	4,354

Total deferred income tax liabilities	6,209	6,104

Net deferred income tax asset	$643	$1,872

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2005. Accordingly, no valuation allowance for deferred tax assets has been established.

All but an insignificant amount of earnings before income taxes comes from domestic sources.

(10) Related Party Transactions

GE provided a variety of products and services to the Company and predecessor companies pre and post IPO. The services received from GE included:

•	employee benefit processing;

•	employee training programs, including access to GE training courses;

•	insurance coverage under the GE insurance program;

•	information systems, network and related services;

•	leases for vehicles, equipment and facilities; and

The total expense for these services was $0.4 million, $0.4 million and $1.2 million for the years ended December 31, 2005, 2004 and 2003, respectively.

In addition, the Company and predecessor companies have recorded an amount for an allocated share of Genworth’s and GE’s corporate overhead for certain services. These costs have not been specifically billed to the Company or the predecessor companies and have been treated as a contribution of capital, where the debt was not settled ($2.1 million and $1.6 million in 2003 and 2004 respectively). They include allocations of costs for public relations, investor relations and, internal audit services in the amount of $7.3 million, $5.8 million and $2.1 million for the years ended December 31, 2005, 2004 and 2003 respectively.

The Company has also recorded expenses associated with GE stock option, Genworth stock option and restricted stock unit grants in the amount of $0.5 million, $0.2 million and $0 for the years ended December 31, 2005, 2004, and 2003 respectively.

The Company has a reinsurance arrangement with Genworth Mortgage Insurance Corporation, an affiliate. Refer to note 6.

The Company distributes mortgage insurance, in part, through arrangements with GE Money Australia and New Zealand. GE Money acquired Australian Financial Investments Group on October 27, 2004. The Company received gross written premiums of $37.8 million during the year ended December 31, 2005 and $2.4 million during the period from October 27, 2004 to December 31, 2004.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

(11) Fair Value of Financial Instruments

Assets and liabilities that are reflected in the accompanying financial statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents and investment securities available-for-sale. Other financial assets and liabilities—those not carried at fair value—are discussed below.

Fair value is estimated based on carrying value, which approximates fair value.

The following represents the fair value of financial liabilities as of December 31:

	2005				2004
(US Dollar amounts in thousands)	Notional amount		Carrying amount	Estimated fair value	Notional amount		Carrying amount	Estimated fair value
Liabilities:
Reserve for losses and loss adjustment expenses	(a	)	$33,198	$33,198	(a	)	$23,732	$23,732

(a)	These financial instruments do not have notional amounts.

(12) Supplemental Cash Flow Information

Net cash paid for taxes is $27 million, $20 million and $15 million for the years ended December 31, 2005, 2004 and 2003, respectively.

(13) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As at December 31, 2005 and 2004, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $303 million and $252 million respectively. This exposure is calculated based on the expectation of a 1 in 250 year event. We have applied the Australian Prudential Regulation Authority stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

The Company does not consider that a significant adverse effect is likely to occur.

(14) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, Australian Prudential Regulation Authority, (“APRA”), in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences are as follows:

•	Premium is recognized on a cash receipts basis;

•	Unearned premium and deferred acquisition costs are not recognized;

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2005, 2004 and 2003

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a prudential margin and are discounted to the present value.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of, and for the years ended are as follows:

	Year ended 31 December
(US Dollar amounts in thousands)	2005	2004	2003
APRA net income after tax	$118,262	$108,415	$81,637

APRA capital base	$771,907	$686,857	$454,451
APRA minimum capital requirement	$325,258	$249,539	$210,313
APRA solvency ratio	2.37	2.75	2.16

Under the insurance laws of Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Ltd is restricted to the extent the payment of dividends exceeds current year earnings. Any dividend above this level requires approval from APRA.

(15) Subsequent events

On May 31, 2006 the Company agreed to acquire Vero Lenders Mortgage Insurance Limited for $165 million. The transaction was approved by the Australian Prudential Regulation Authority and the Australian Competition & Consumer Commission. The acquisition was closed on July 3, 2006.